CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 (Amendment No.1) of Zander Therapeutics, Inc., of our report dated September 5, 2017 on our audit of the financial statements of Zander Therapeutics, Inc. as of June 30, 2017 and June 30, 2016, and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2017 and June 30, 2016, and the reference to us under the caption “Experts”.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

January 10, 2018